CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated September 18, 2003 relating to Dreyfus Premier Short Term Income Fund, Dreyfus Premier Yield Advantage Fund, Dreyfus Institutional Yield Advantage Fund, Dreyfus Inflation Adjusted Securities Fund and Dreyfus Intermediate Term Income Fund, which are incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-48926 and 811- 6718) of Dreyfus Investment Grade Bond Funds, Inc.






                                        ERNST & YOUNG LLP



New York, New York
November 25, 2003